                                 FORM OF NOTE

                                   NVR, INC.

                           8% Senior Notes due 2005

           Principal Amount
CUSIP No. 62944TAB1                                                 $145,000,000


  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

  UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

  NVR, Inc., a Virginia corporation (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Forty Five Million Dollars on June 1, 2005 (the "Maturity Date"), and to pay interest thereof from April 14, 1998 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on June 1, 1998, and on the Maturity Date, at a rate of 8% per annum, until payment of said principal sum has been made or duly provided for.

  The interest so payable and punctually paid or duly provided for on an Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be the May 15 and November 15 (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be.

Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be less than five Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail or by on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

  The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

  Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

  An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including April 14, 1998, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, any amounts payable on such Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date.

  Payments of principal and interest in respect of this Note will be made by wire transfer of immediately available funds (or with respect to any Note not held in global form, by a U.S. dollar check or by wire transfer of immediately available funds) in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

  Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

  This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under such Indenture.

  IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated:  April __, 1998        NVR, INC., as Issuer



                              By:_____________________________________________
                                    Name:
                                    Its:


                              By:_____________________________________________
                                    Name:
                                    Its:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:  April __, 1998        THE BANK OF NEW YORK



          By:___________________________________________________________
                              Authorized Signatory

                               [REVERSE OF NOTE]
                                   NVR, INC.

                            8% Senior Notes due 2005

  This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of April 14, 1998, between the Issuer and The Bank of New York, as trustee (the "Trustee") as supplemented by the First Supplemental Indenture dated as of April 14, 1998 among the Issuer, NVR Homes, Inc. as a subsidiary guarantor and the Trustee (as so supplemented, herein called the "Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all Indentures supplemental thereto that are applicable to the Notes (as defined below) reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 8% Senior Notes due 2005 of the Issuer (the "Notes"), limited in aggregate principal amount to $175,000,000.

  In case an Event of Default with respect to the 8% Senior Notes due 2005 shall have occurred and be continuing, the principal hereof and premium (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

  The Notes shall be redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on June 1 of the years indicated below:

  REDEMPTION YEAR                PRICE
  ---------------------------  ----------
  2003.......................    104.000%
  2004.......................    102.000%
  2005.......................    100.000%

  In addition, prior to June 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes issued under this First Supplemental Indenture at a redemption price equal to 108% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date with the net cash proceeds of one or more Public Equity Offerings; provided, however, that (x) at least $113,750,000 aggregate principal amount of all Notes issued under the Indenture remains outstanding immediately after giving effect to any such redemption (excluding any Notes held by the Company) and (y) notice of any such redemption is given within 60 days of the applicable Public Equity Offering.

  Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee pro rata or by lot. Notice of redemption shall be mailed via courier guaranteeing overnight delivery at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption.

  The covenants set forth in Article V of the First Supplemental Indenture shall be fully applicable to the Notes.

  The First Supplemental Indenture provides that, subject to certain conditions,
(i) if a Change of Control (as defined in the First Supplemental Indenture) occurs, the Issuer shall be required to make a Change of Control Offer , (ii) in the event of certain Asset Sales, the Company shall be required to make an Asset Sale Offer (in each case as such terms are defined in the First Supplemental Indenture) and (iii) if the Company does not maintain a Minimum Required Net Worth (as defined in the First Supplemental Indenture), the Company shall be required to make a Purchase Offer (as defined in the First Supplemental Indenture), in certain circumstances, for all or a portion of the Notes.

  The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, among other things (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereof, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder or (iv) modify the ranking or priority of the Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dates expressed herein.

  No references herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

  This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in New York, New York, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

  This Security is not subject to a sinking fund requirement.

  Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in New York, New York, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

  No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium, if any, or interest or any other amounts due, or claimed to be due, on this Security), or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, as such, or against any past, present or future shareholder, office or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

  Prior to due presentation of a Security for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions herein and on the face hereof; interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

  THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such

CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.